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                                                                   EXHIBIT 10.27

                                PROMISSORY NOTE

                                                                February 9, 1999

        FOR VALUE RECEIVED, the undersigned hereby promises to pay to Verilink Corporation ("Verilink") at 145 Baytech Drive, San Jose, California, the principal amounts of the advances set forth on Schedule 1, plus interest thereon at the rate of eight percent (8%) per annum, compounded monthly, commencing on the dates that the advances were made to the undersigned. Advances hereunder shall be used to renovate 46,000 square feet of office space located at 161 Nortech Drive, San Jose, California (the "Premises") leased by the undersigned from IDEC Corporation (the "Master Lease") and to pay the undersigned's obligations to IDEC under the Master Lease for the portion of the Premises not subleased by Verilink and shall not exceed the principal sum of $500,000.

        Principal and accrued interest under this Promissory Note shall be paid by application of all sums received by the undersigned from the sublease by the undersigned of the Premises, less all sums required to be paid by the undersigned to IDEC pursuant to the Master Lease. Such payments shall be made to Verilink at the end of each calendar quarter after the date hereof. Notwithstanding the foregoing, all principal and accrued interest due under this Promissory Note shall be paid in full on or before November 30, 2001. Principal and interest are payable in lawful money of the United States.

        Each payment shall be credited first to the interest and the remainder to principal, and interest shall thereupon cease upon principal so credited.

        This Promissory Note may be prepaid at any time, in whole or in part, without premium or penalty.

        If action should be instituted on this Promissory Note, the undersigned agrees to pay the holder, in addition to such amounts owed pursuant to this Promissory Note, all costs of collection, including a reasonable sum of attorneys' fees.

        This Promissory Note shall be governed by the laws of the State of California.

                                            BAYTECH ASSOCIATES


                                            By         [SIG]
                                               ---------------------------------
                                               General Partner


                                            By         [SIG]
                                               ---------------------------------
                                               General Partner


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